UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2008

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CORD BLOOD AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Santa Monica Blvd., Suite700 Santa Monica, CA 90401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 432-4090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 25, 2008, Cord Blood America, Inc., a Florida corporation (the “Company”), entered into  Amendment No. 1 of the Securities Purchase Agreement (the “Amendment”) with Tangiers Investors, LP, a limited partnership (the “Investor”).  The Amendment amends the Securities Purchase Agreement, that was  originally executed by the Company and the Investor on June 27, 2008, by removing the Floor Price under the Securities Purchase Agreement which was previously set at $0.01.  Prior to the Amendment, if our stock price fell below $0.01 we could not sell our stock to Tangiers in order to receive cash advances under the Securities Purchase Agreement. By removing this limitation the Company may now sell shares of our common stock to Tangiers if the stock price falls below $0.01.    Pursuant to the Securities Purchase Agreement, the Company may, at its discretion, periodically issue and sell to Tangiers shares of our common stock for a total purchase price of $4,000,000. The amount of each advance is subject to a maximum advance amount of $250,000, and the Company may not submit any advance within five trading days of a prior advance. Subject to various conditions specified therein, Tangiers is required to purchase any and all shares that the Company seeks to sell to it under the Securities Purchase Agreement.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit Number	Description
10.1

Amendment No. 1, dated November 25, 2008,  to Securities Purchase Agreement, dated as of June 27, 2008, by and between Cord Blood America, Inc. (the “Company”) and Tangiers Investors, LP (the “Investor”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: December 5, 2008	By:	/s/ MATTHEW SCHISSLER
Matthew Schissler Chief Executive Officer